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NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  January 18, 2006

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Announces 3rd Quarter Financial and Operating Results Conference Call

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETDE) (PDC) today announced that it will hold its earnings conference call which will be broadcast live over the internet as well as by telephone at 11:00 a.m. EST. Steve Williams, CEO and Darwin L. Stump, CFO, will participate and be available for questions during the call.

What:     Petroleum Development Third Quarter Earnings Conference Call

When:    Thursday, January 19, 2006 at 11:00 a.m. Eastern Standard Time

Where:   www.petd.com

How:       Log on to the web address above or call (877) 407-8033

Contact:  Steve Williams, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597